Exhibit 5.2

12531 HIGH BLUFF DRIVE	MORRISON & FOERSTER LLP
SAN DIEGO, CALIFORNIA
NEW YORK, SAN FRANCISCO,
92130-2040	LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
TELEPHONE: 858.720.5100	DENVER, NORTHERN VIRGINIA,
FACSIMILE858.720.5125	WASHINGTON, D.C.

WWW.MOFO.COM	TOKYO, LONDON, BERLIN, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG,
SINGAPORE

May 8, 2014

OncoSec Medical Incorporated

9810 Summers Ridge Road, Suite 110

San Diego, CA 92121

Re:          Registration Statement on Form S-3 – Debt Securities

Ladies and Gentlemen:

At your request, we have examined the filing by OncoSec Medical Incorporated, a Nevada corporation (the “Company”), on April 18, 2014 of a registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”), as amended by the Company’s filing on the date hereof with the Commission of Amendment No. 1 to such registration statement (such registration statement, as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities (as defined below).  Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $75,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), the Company’s senior and subordinated debt securities (the “Debt Securities”) and warrants to purchase any of the securities described above (the “Warrants” and, together with the Common Stock and the Debt Securities, the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture” and taken with the Senior Indenture, the “Indentures”), as applicable, both of which have been filed as exhibits to the Registration Statement and are to be entered into, in each case, between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement.  The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.  The Debt Securities are to be issued in the forms set forth in the Indentures.  Each Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (ix) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In addition, we have assumed (i) that each of the Debt Securities and the Indenture and supplemental indentures or officers’ certificates governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Based on such examination, we are of the opinion that, with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when: (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Form T-1s for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable; (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the applicable Indenture.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)           limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)           rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)           general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Attorneys at our Firm are admitted to the practice of law in the States of New York and California, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the State of New York as to the enforceability of the Debt Securities. With respect to all matters of Nevada law, we note that you have been provided with the opinion, dated as of April 18, 2014, of McDonald Carano Wilson LLP, Nevada counsel to the Company. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is a validly existing corporation under the laws of Nevada and that, where applicable, the issuance or delivery by the Company of any Debt Securities will be duly authorized, executed, authenticated, issued and delivered by the Company in accordance with Nevada law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Sincerely,

/s/ MORRISON & FOERSTER LLP

MORRISON & FOERSTER LLP